UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Donnelley Financial Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018

Annual Meeting

of Shareholders

and Proxy Statement

Notice of Annual Meeting of Stockholders

Thursday, May 24, 2018 10 a.m. Central time	The University of Chicago Gleacher Center 450 North Cityfront Plaza Drive Chicago, Illinois 60611	Record Date The close of business March 29, 2018

Items of Business

•	To elect the nominees identified in this proxy statement for a one-year term as directors

•	To approve, on an advisory basis, the Company’s executive compensation

•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

•	To conduct any other business if properly raised

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet — even if you plan to attend the meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 5. Most stockholders vote by proxy and do not attend the meeting in person. However, as long as you were a stockholder at the close of business on March 29, 2018, you are invited to attend the meeting, or to send a representative. Please note that only persons with evidence of stock ownership or who are guests of the Company will be admitted to the meeting.

By Order of the Board of Directors

Jennifer B. Reiners

Secretary

April 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 24, 2018.

This proxy statement and our annual report to stockholders are available on the Internet at www.proxydocs.com/DFIN. On this site, you will be able to access our 2018 proxy statement and our 2017 annual report on Form 10-K for the fiscal year ended December 31, 2017, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

This proxy statement is issued by Donnelley Financial Solutions in connection with the 2018 Annual Meeting of Stockholders scheduled for May 24, 2018. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 13, 2018.

Proposals

1. Election of Directors

On October 1, 2016, the Company became an independent public company as a result of the spin-off of the Company, or the Spin, from RR Donnelley & Sons Company, or RRD. In connection with the Spin, it was determined that our Certificate of Incorporation would provide for a classified Board consisting of three classes of directors. Class I directors served until the first annual meeting of stockholders following the Spin. Class II directors and Class III directors, which together with Class I directors are referred to as the Initial Directors, serve until the second and the third annual meeting of stockholders following the Spin, respectively. Following the expiration of the initial terms of the Initial Directors, our stockholders will elect successor directors to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Our Certificate of Incorporation provides that our Board fully declassifies upon the expiration of the terms of our Class III directors. Our by-laws, or the By-laws, provide that directors are elected to the Board by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast.

The following persons (which include the Initial Class II directors) are nominated for election as director of the Company to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. The following information about the business background of each person nominated by the Board has been furnished to the Company by the nominees for director. The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the year first elected as a director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole are also described below.

The Board recommends the stockholders vote FOR each of our nominees.

DIRECTORS ANNUALLY ELECTED

DANIEL N. LEIB Age: 51 Current Directorships: Trustee, William Blair Mutual Funds Former Directorships: None Director Since: 2016

Qualifications: The Board of Directors believes it is important for the Company’s chief executive officer to serve as a member of the Board, as the CEO is in a unique position to understand the challenges and issues facing the Company. Mr. Leib’s many years of leadership experience throughout his career in finance and other corporate strategy positions provides him with a well rounded background to contribute to board dialogue and decision-making.

Chief Executive Officer since October 2016. Prior to this, Mr. Leib served as RRD’s Executive Vice President and Chief Financial Officer from May 2011 through September 2016. Prior to this, he served as Group Chief Financial Officer and Senior Vice President, Mergers and Acquisitions since August 2009 and Treasurer from June 2008 to February 2010. Mr. Leib served as RRD’s Senior Vice President, Treasurer, Mergers and Acquisitions and investor relations since July 2007. Prior to this, from May 2004 to 2007, Mr. Leib served in various capacities in financial management, corporate strategy and investor relations with RRD.

2018 Proxy Statement	1

Proposals 1

LOIS M. MARTIN

Age: 55

Current Directorships:

Stratacor/Delta Dental of MN; Augustana University

Former Directorships:

ADC Telecommunications Inc.;

Meritas International; MTS

Systems Corporation

Director Since: 2016

Qualifications: Ms. Martin’s experience as a chief financial officer at numerous companies provides financial expertise. She is an audit committee financial expert based on her experience as a chief financial officer at public companies and audit committee chair on public company boards.

Currently serves as Senior Vice President and Chief Financial Officer of Mortenson Companies, a leading global design, development, construction and operations company spanning commercial, renewal energy, infrastructure and civil sectors since February of 2017. Prior to this, she was Executive Vice President and Chief Financial Officer of Ceridian Corporation, a private human resource software development company, since 2012, and Senior Vice President and Chief Financial Officer of Capella Education Company from 2004 to 2011 and Deluxe Corporation from 1993 to 2001.

DIRECTORS OF CLASS II — TERMS EXPIRE IN 2018; TO BE ELECTED ANNUALLY

CHARLES D. DRUCKER Age: 54 Current Directorships: Worldpay, Inc. Former Directorships: None Director Since: 2016

Qualifications: Mr. Drucker’s financial technology and financial services experience gives the Board a different perspective regarding the ways in which the Company’s strategy can evolve to even better serve its customers.

Currently serves as Executive Chairman and Co-Chief Executive Officer of Worldpay, Inc., positions he has held since January 2018. Worldpay, Inc. (formerly Vantiv, Inc.) is a provider of payment processing services and related technology solutions. Served as President of Fifth Third Processing Solutions (Vantiv, Inc.’s predecessor) from 2004 to 2009, as President and Chief Executive Officer of Vantiv, Inc. from 2009 to January 2018 and as Director of Vantiv, Inc. from 2011 to January 2018. He was a Director of Vantiv Holding LLC from 2009 to 2012; Head, Investment Advisors Division, Fifth Third Investment Advisors, Inc. from 2006 to 2009.

GARY G. GREENFIELD Age: 63 Current Directorships: Diebold Nixdorf, Incorporated Former Directorships: Epocrates Inc.; Vocus Inc. Director Since: 2016

Qualifications: Mr. Greenfield’s proven senior executive experience in high technology industries, along with his ability to grow markets and develop products, provides our Company with experience relevant to many key aspects of our business. He has considerable corporate governance experience through years of service on other public company boards in a variety of industries.

Partner at Court Square Capital Partners, a private equity company, since 2013. He served as Chairman, President and Chief Executive Officer of Avid Technology, Inc., a digital media and entertainment company, from 2007 to 2013, and in various leadership positions in various technology related companies.

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Proposals 1 and 2

OLIVER R. SOCKWELL Age: 74 Current Directorships: None Former Directorships: Liz Claiborne, Inc.; Wilmington Trust Corporation Director Since: 2016

Qualifications: Mr. Sockwell’s experience as President and Chief Executive Officer of Connie Lee provides expertise in operational and strategic leadership as does his academic tenure at Columbia. He has considerable corporate governance experience through years of service on other public company boards in a variety of industries.

Former President and Chief Executive Officer of Construction Loan Insurance Corporation (Connie Lee) and its subsidiary, Connie Lee Insurance Company, financial guarantee insurance companies, serving from 1987 to 1997. Previously, he was Executive Vice President, Finance at SLM Corporation (Sallie Mae). From 1998 to 2003, he was an Executive-in-Residence at Columbia Business School.

In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so. If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

In 2017, the Board met five times. Each director of the Company during 2017 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

2. Advisory Vote to Approve Executive Compensation

The Board of Directors recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

As required by Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers, or the NEOs, by voting for or against it. The advisory vote on executive compensation described in this proposal is commonly referred to as a Say-on-Pay vote. While this vote is advisory, and thus not binding on us, the Board values the opinions of our stockholders and the Compensation Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding NEO compensation. Under current Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually and we anticipate that the next such vote will occur at our 2019 Annual Meeting.

Our Compensation Discussion and Analysis, or the CD&A, section of this proxy statement describes our executive compensation program and the decisions and rationale of our Compensation Committee. Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

2018 Proxy Statement	3

Proposals 2 and 3

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the policies and practices described in this proxy statement. We are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2018 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2018 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

3. Ratification of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

Proposal 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2018. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2018 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2018 is required to approve the proposal.

4

Questions and Answers About How to Vote Your Proxy

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q. Who can vote?

A. You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date, March 29, 2018.

Q. What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q. How do I vote if shares are registered in my name (as a shareholder of record)?

A. By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 23, 2018.

By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 11:59 p.m. Eastern time on May 23, 2018.

Q. How do I vote if my shares are held in “street name?”

A. You should give instructions to your broker on how to vote your shares.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 3) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to either of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q. Can I vote my shares in person at the Annual Meeting?

A. If you plan to attend the meeting and vote in person, your instructions depend on how your shares are held:

•	Shares registered in your name — check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting.

•	Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

2018 Proxy Statement	5

Questions and Answers About How to Vote Your Proxy

Remember that attendance at the meeting will be limited to stockholders as of the record date of March 29, 2018 with evidence of their share ownership, and guests of the Company.

Q. Can I revoke my proxy or change my vote after I have voted?

A. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;

•	By executing and delivering another proxy that bears a later date;

•	By voting by telephone at a later time;

•	By voting over the Internet at a later time; or

•	By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q. How are votes counted?

A. In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2018 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q. What are my options when voting for directors (Proposal 1)?

A. When voting to elect directors, you have three options:

•	Vote FOR a nominee;

•	Vote AGAINST a nominee; or

•	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q. What are my options when voting on any other proposals (Proposals 2 and 3)?

A. When voting on any other proposal, you have three options:

•	Vote FOR a given proposal;

•	Vote AGAINST a given proposal; or

•	ABSTAIN from voting on a given proposal.

Each of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on either of Proposals 2 or 3, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

6

Questions and Answers About How to Vote Your Proxy

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on either of Proposals 2 or 3.

Q. How will my shares be voted if I sign and return my proxy card with no votes marked?

A. If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director identified in this proxy statement (Proposal 1);

•	FOR the proposal on advisory vote on executive compensation (Proposal 2); and

•	FOR the ratification of the Company’s independent registered public accounting firm (Proposal 3).

Q. How are proxies solicited and what is the cost?

A. The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies.

The Company has hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q. How many shares of stock were outstanding on the record date?

A. As of close of business on the record date of March 29, 2018, there were 33,941,750 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

2018 Proxy Statement	7

Company Information

About the Continuing Directors

The information below describes the directors who are not up for election because their terms continue to run after the annual meeting. Information on directors who are up for election this year is provided earlier under Proposal 1.

DIRECTORS OF CLASS III — TERMS EXPIRE IN 2019

RICHARD L. CRANDALL

Age: 74

Current Directorships:

Diebold Nixdorf, Incorporated; Pelstar LLC and
several tech ventures

Former Directorships:

Novell, Inc.; Platinum Energy Solutions; Claymore Dividend & Income Fund

Director Since: 2016

Qualifications: Mr. Crandall’s experience as a director and advisor to several companies ranging from large to small and public to private in the information technology and technology fields, including as CEO of a software company, gives him valuable knowledge and perspective and allows him to bring a variety of viewpoints to Board deliberations. In addition, his background in the financial services industry also provides important financial and investment expertise, and his information technology experience provides perspective on technology risks facing the Company.

Founder and chairman, Enterprise Software Roundtable, a CEO roundtable for the software industry, and as a founding Managing Director of Arbor Ventures, a technology venture capital firm and a member of the board of the National Cybersecurity Center. Mr. Crandall has also been a technology advisor to the U.S. Chamber of Commerce and a founder of Comshare, Inc., a decision support software company, where he served as Chief Executive Officer for 24 years and Chairman for three years. Mr. Crandall has been involved in leadership roles, including having served as Chairman of Giga Information Group, a technology advisory firm, and Novell.

LUIS A. AGUILAR Age: 64 Current Directorships: Envestnet, Inc.; MiMedx, Inc. Former Directorships: None Director Since: 2016

Qualifications: Mr. Aguilar’s experiences at the SEC, in private law firm practice and at Invesco gives the Board insights into the Company’s global investment management and global capital markets businesses and enable the Board to help guide the Company’s strategies in those areas.

Principal in Falcon Cyber Investments, an investment firm primarily focused on cyber security investment, and a former Commissioner at the SEC, serving from July 2008 to December 2015. Prior to that, he was a partner specializing in corporate and securities law matters at McKenna Long & Aldridge, LLP, an international law firm, from 2005 to 2008 and Alston & Bird, LLP, a law firm, from 2003 to 2004. Prior thereto, Mr. Aguilar held various positions including General Counsel, Head of Compliance and Corporate Secretary at Invesco Inc., a global asset management firm.

8

Company Information

NANCI E. CALDWELL

Age: 59

Current Directorships:

Canadian Imperial Bank of Commerce; Citrix Systems; Equinix, Inc.; Talend S. A.

Former Directorships:

Tibco Software, Inc.; JDA Software Group, Inc.; Deltek, Inc.; Hyperion Solutions Corporation; Sophos, plc; Live Ops, Inc.; Network General, Inc.

Director Since: 2016

Qualifications: Ms. Caldwell’s deep experience with marketing provides insights into the Company’s go-to-market strategies. She has considerable corporate governance experience through years of service on other public company boards and by serving on the governance and compensation committees.

Former Executive Vice President and Chief Marketing Officer of PeopleSoft, Inc. (acquired by Oracle Corporation in 2005) from 2002 to 2005 and Senior Vice President and Chief Marketing Officer from 2001 to 2002. Prior to this, she served in various positions of increasing responsibility at Hewlett-Packard Company.

The Board’s Committees and Their Functions

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at the following address: http://investor.dfsco.com/corporate-governance/governance-documents. A print copy of each charter is available upon request.

	Board	Audit	CRG	Compensation
Luis Aguilar	X		Chair
Nanci Caldwell	X			X
Rick Crandall	Chair		X
Charles Drucker	X			X
Gary Greenfield	X	X		Chair
Daniel Leib	X
Lois Martin	X	Chair
Oliver Sockwell	X	X	X

Audit Committee — assists the Board in its oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits; (2) the qualifications and independence of the Company’s independent registered public accounting firm; and (3) the performance of the Company’s internal auditing department and the independent registered public accounting firm.

The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

The Audit Committee is chaired by Ms. Martin and consists of Ms. Martin, Mr. Sockwell and Mr. Greenfield. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the SEC. The committee met eight times in 2017.

2018 Proxy Statement	9

Company Information

Corporate Responsibility & Governance Committee — (1) makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board; (2) develops and implements governance principles for the Company and the Board; (3) conducts the regular review of the performance of the Board, its committees and its members; and (4) oversees the Company’s responsibilities to its employees and to the environment. Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

The Corporate Responsibility & Governance Committee is chaired by Mr. Sockwell and consists of Mr. Sockwell, Mr. Aguilar and Mr. Crandall. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met three times in 2017.

Compensation Committee — (1) establishes the Company’s overall compensation strategy; (2) establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees; (3) adopts amendments to, and approves terminations of, the Company’s employee benefit plans; and (4) recommends director compensation to the Board.

Pursuant to its charter, the Compensation Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company and will have the sole authority to approve any such firm’s fees and other retention terms. Pursuant to its charter, prior to selecting or receiving any advice from any committee adviser (other than in-house legal counsel) and on an annual basis thereafter, the Compensation Committee must assess the independence of such committee advisers in compliance with any applicable NYSE listing rules and the federal securities laws. The Compensation Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the committee regarding executive officer compensation.

The Compensation Committee engaged Frederic Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2017.

For 2017, FW Cook’s fees for executive compensation consulting services provided to the Compensation Committee were approximately $328,500. FW Cook had no fees for non-executive compensation consulting services in 2017.

FW Cook reports directly to the Compensation Committee and not to management on executive officer and director compensation matters. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions. The Compensation Committee, with the assistance of its consultants, reviews and evaluates the Company’s executive and employee compensation practices and will determine, based on this review, whether any risks associated with such practices are likely to have a material adverse effect on the Company. FW Cook advised the Compensation Committee on the 2017 compensation levels of the Company’s executive officers and provided advice related to proposed compensation. The Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs. See Compensation Discussion and Analysis section of this proxy statement for further information regarding executive compensation decisions.

The Compensation Committee is chaired by Mr. Greenfield and consists of Mr. Greenfield, Ms. Caldwell and Mr. Drucker. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met six times in 2017.

10

Company Information

Policy on Attendance at Stockholder Meetings

Directors are expected to attend regularly scheduled meetings of stockholders, except when circumstances prevent such attendance, and directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All of the members of the Board attended the Company’s 2017 Annual Meeting of Stockholders.

Corporate Governance

Governance Highlights

The Company has adopted a number of governance best practices, including:

•	No shareholders rights plan (poison pill);

•	Classified board that fully declassifies upon the expiration of the initial term of our Class III directors;

•	Majority voting for the election of directors;

•	No super majority voting;

•	25% or greater stockholders may call a special meeting;

•	Requirement that compensation consultants be independent;

•	Clawback policy;

•	Term limits for Board and Committee Chairs;

•	Political Activities Disclosure Policy;

•	Split leadership — Non-executive Chairman and Chief Executive Officer;

•	All independent directors except for the CEO;

•	Director retirement age of 72 (which was waived for certain directors until 2019 to allow for director continuity post-Spin);

•	Board compensation heavily weighted toward equity; and

•	Stock ownership guidelines for senior officers and directors.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfsco.com/corporate-governance/governance-documents and a print copy is available upon request.

Code of Ethics

The Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, in accordance with the NYSE listing requirements and SEC rules, the Company has adopted and will maintain a Code of Ethics that applies to its chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules

2018 Proxy Statement	11

Company Information

and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company will post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfsco.com/corporate-governance/governance-documents and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provides that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All seven non-employee directors of our Board are independent in accordance with NYSE requirements. As the Company’s CEO, Mr. Leib is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the chairman of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions will be led by the chair of such committee.

Board Leadership

The Board has determined that having an independent director serve as chairman of the Board is in the best interest of the stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies and at all times, however, the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure. The Board’s Principles of Corporate Governance provides that, generally, no director may serve as chairman of the Board or any committee for more than three years, provided that the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, a single extension of the term of a chairman of the Board or any committee for an additional three years once the chair’s initial three-year term has ended. The Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, extending the term of the chairman of the Board or any committee beyond six years if it deems such an extension to be in the best interest of the stockholders and the Company.

Board and Committee Evaluations

The Board undertakes a three part annual evaluation process that is coordinated by the chair of the Corporate Responsibility & Governance Committee, which includes: (1) Board, committee and individual self-evaluation questionnaires; (2) evaluations completed by applicable members of management, the Board and its committees; and (3) interviews of each director conducted by a third-party governance expert. Results of the individual written evaluations are shared with the chair of the Corporate Responsibility & Governance Committee, the chair of the Board and the Chief Executive Officer, after which it is determined whether discussions with any individual director concerning performance are necessary. Results are then shared with the chairs of the applicable committees before being sent to the Board and each committee for their review and discussion.

12

Company Information

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and periodically throughout the year as part of its consideration of the strategic direction of the Company. The Board also reviews the output of the Company’s risk management process each year, including cybersecurity risk management processes implemented by the Audit Committee.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. As part of its duties, the Audit Committee will review with management (1) Company policies with respect to risk assessment and management of risks that may be material to the Company, (2) the Company’s system of disclosure controls and system of internal controls over financial reporting, (3) the Company’s compliance with legal and regulatory requirements and (4) the Company’s cybersecurity risk management processes.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The Compensation Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, Illinois 60601 and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2019 Annual Meeting section of this proxy statement). The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for directors, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee will be a balanced and diverse Board, with members whose skills, viewpoints, backgrounds and experiences complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility & Governance Committee from time to time may engage third-party search firms to identify candidates for director, and may use search firms to do preliminary interviews and background and reference reviews of prospective candidates.

2018 Proxy Statement	13

Company Information

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, IL 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the chair of the Corporate Responsibility & Governance Committee or the non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

14

Stock Ownership

The table below lists the beneficial ownership of common stock as of March 29, 2018 by all directors and nominees, each of the persons named in the tables under Executive Compensation below, and the directors and executive officers as a group. The table below includes all stock awards subject to vesting conditions that vest within 60 days of March 29, 2018. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The percentages shown are based on outstanding shares of common stock as of March 29, 2018. Unless otherwise indicated, the address for each beneficial owner who is also a director, nominee or executive officer is 35 West Wacker Drive, Chicago, Illinois 60601.

	Beneficial Ownership
Name	Number	Percentage
Principal Stockholders
BlackRock, Inc. and affiliated persons(1)	4,259,720	12.55%
FMR LLC and affiliated persons(2)	3,751,252	11.05%
The Vanguard Group and affiliated persons(3)	3,258,872	9.60%
Bank of New York Mellon Corp. and affiliated persons(4)	1,713,078	5.05%
Named Executive Officers(5)
Daniel N. Leib	221,611	*
Thomas F. Juhase	59,326	*
David A. Gardella	54,185	*
Jennifer B. Reiners	28,615	*
Kami S. Turner	10,898	*
Directors(6)
Oliver R. Sockwell	66,307	*
Richard L. Crandall	56,800	*
Nanci E. Caldwell	7,945	*
Luis A. Aguilar	7,918	*
Charles D. Drucker	7,918	*
Gary G. Greenfield	7,918	*
Lois M. Martin	7,918	*
Directors and Executive Officers as a group (12 persons)	537,359	1.58%

* Less than one percent.

(1) BlackRock, Inc., or BlackRock, is an investment advisor with a principal business office at 55 East 52nd Street, New York, New York 10055. This amount reflects the total shares expected to be held by BlackRock clients. BlackRock is expected to have sole investment authority over all shares and sole voting authority over 4,175,540 shares.

(2) FMR LLC, or FMR, is an investment advisor with a principal business office at 245 Summer Street, Boston, Massachusetts 02210. This amount reflects the total shares expected to be held by FMR clients. FMR is expected to have sole investment authority over all shares and sole voting authority over 1,069,987 shares.

(3) The Vanguard Group, Inc., or Vanguard, is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares expected to be held by Vanguard clients. Vanguard is expected to have sole investment authority over 3,195,440 shares and shared investment authority over 64,432 shares, sole voting authority over 63,191 shares and shared voting authority over 2,920 shares.

(4) Bank of New York Mellon Corp., or Bank of New York Mellon, is an investment advisor with a principal business office at 225 Liberty Street, New York, New York 10286. This amount reflects the total shares expected to be held by Bank of New York Mellon clients. Bank of New York Mellon is expected to have sole investment authority over 1,634,703 shares and shared investment authority over 78,360 shares, sole voting authority over 1,696,119 and shared voting authority over 200 shares.

(5) Reflects ownership of common stock and restricted stock awards subject to vesting conditions, including certain restricted stock awards subject to performance conditions and issued at 150% of target and will be cut back based upon performance levels accordingly (see Grants of Plan-Based Awards Table below). Does not reflect ownership of restricted stock units that will not vest within 60 days.

(6) Reflects ownership of common stock and restricted stock units that will vest on the earlier of the date the director ceases to be a director or the first anniversary of the grant date. Amounts for Messrs. Crandall and Sockwell also reflect restricted stock units that will vest on the date such director ceases to be a director of the Company.

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Compensation Discussion & Analysis

This Compensation Discussion and Analysis, or CD&A, discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, or NEOs, we are referring to the following individuals whose 2017 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.

Name	Position
Daniel N. Leib	Chief Executive Officer
Thomas F. Juhase	Chief Operating Officer
David A. Gardella	Chief Financial Officer
Jennifer B. Reiners	General Counsel
Kami S. Turner	Controller and Chief Accounting Officer

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Executive Summary

2017 Business Highlights

The Company produced solid results in 2017:

•	Net sales increased by $21.4 million, or 2.2%, in 2017 compared to 2016;

•	Net sales increased primarily due to higher volumes in mutual funds, capital markets compliance, virtual data room services, translations services and content management, partially offset by lower volumes in capital markets transactions and healthcare;

•	Non-GAAP adjusted EBITDA grew $12 million, or 7.4%, from 2016;(1)

•	Generated free cash flow of $63.6 million;(1)

•	Reduced outstanding debt by $128.7 million.

[1]	Non-GAAP Adjusted EBITDA and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables in Appendix A. See such tables for amounts and reconciliations to the most comparable GAAP measures.

16

Compensation Discussion & Analysis

Key 2017 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2017 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2017 Compensation Actions
Base Salary (Page 21)	• Competitive base salaries help attract and retain executive talent.	• The Compensation Committee determined not to raise the base salary of any NEO in 2017.
Annual Cash Incentive Compensation (Page 21)	• Focuses executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance.	• Annual cash incentive awards were earned above target at an average of 105% due to stronger than target performance of corporate EBITDA.
Long-Term Equity Incentive Compensation (Page 23)

• 2017 annual equity-based awards consist of performance restricted stock, restricted stock units (RSUs) and stock options.

• Performance restricted stock are measured by achievement of cumulative free cash flow and cumulative net sales goals that are key indicators of long-term performance and creation of stockholder value.

• RSUs provide focus on stock price growth and serve our talent retention objectives.

• Stock options provide focus on stock price appreciation, and align executives’ long-term economic interests with those of our stockholders.

• The equity award mix consists of 40% performance restricted stock, 40% RSUs and 20% stock options.

• Performance restricted stock is subject to a 3-year performance period (2017-2019) and will be earned based on achievement of cumulative free cash flow (weighted 70%) and cumulative net sales (weighted 30%) goals.

• RSUs vest in equal annual installments over three years.

• Stock options vest in equal annual installments over four years.

Our Executive Compensation Program

Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

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Compensation Discussion & Analysis

The table below outlines each of the principal elements of the Company’s executive compensation program:

The targeted mix of total direct compensation we established at the beginning of 2017 for our CEO and the other NEOs is illustrated below. We believe the mix of compensation components, the allocation between cash and equity, the time horizon between short-term and long-term and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive stockholder value.

CEO Targeted Pay Mix	Salary	Annual Cash Incentive	Performance Restricted Stock	RSU	Stock Options	Total
% of Total Compensation	17%	17%	27%	27%	13%	100%
Cash vs. Equity	34%		66%			100%
Short-Term vs. Long-Term	34%		66%			100%
Fixed vs. Variable & At Risk	17%		83%			100%

Other NEOs Targeted Pay Mix (Average)	Salary	Annual Cash Incentive	Performance Restricted Stock	RSU	Stock Options	Total
% of Total Compensation	35%	21%	18%	18%	9%	100%
Cash vs. Equity	56%		44%			100%
Short-Term vs. Long-Term	56%		44%			100%
Fixed vs. Variable	35%		65%			100%

Pay Element Base Salary Annual Cash Incentive Performance Restricted Stock RSUs Stock Options Who Receives All NEOs When Granted Annually Form of Delivery Cash Equity Type of Performance Short-term emphasis (fixed) Short-term emphasis (variable) Long-term emphasis (variable) Performance Period 1 year 1 year 3 years 3 years (ratable annual vesting) 4 years (ratable annual vesting) How Payout Is Determined Compensation Committee determination Pre-established formula Pre-established formula and stock price at vesting date Stock price at each vesting date Stock price appreciation between grant date and exercise date 2017 Performance Measures Individual performance, role, responsibilities, market/industry norms EBITDA; Net Sales; Individual Performance Cumulative Free Cash Flow; Cumulative Net Sales Stock price Stock pric

18

Compensation Discussion & Analysis

Executive Compensation Governance Best Practices

The Compensation Committee reviews the Company’s executive compensation program on an ongoing basis to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

✓	Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	✗ ✗	We do not have tax gross-ups We do not allow dividends or dividend equivalents on unearned equity awards
✓	Pre-established performance goals that are aligned with creation of stockholder value	✗	We do not allow repricing of underwater stock options without stockholder approval
✓	Market comparison of executive compensation against a relevant peer group	✗ ✗ ✗	We do not allow hedging or short sales of our securities We do not allow pledging of our securities We do not provide excessive perquisites to executive officers
✓	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
✓	Double-trigger vesting for equity awards in the event of a change in control
✓	Robust stock ownership guidelines
✓	Clawback policy
✓	Mitigate undue risk
✓	Annual say-on-pay vote

2017 Say-On-Pay Vote

In 2017, we held our first advisory “say-on-pay” vote. In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval of approximately 88% of the votes cast for the Company’s advisory say-on-pay vote at our 2017 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2017 say-on-pay vote. The Compensation Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to stockholder feedback.

How We Determine Executive Compensation

Our Executive Compensation Philosophy and Objectives

The goal of our executive compensation program is to attract, retain, and motivate our executive team. Overall compensation levels are targeted at the market median and may vary based upon each executive’s experience, skills and performance. The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive stockholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic goals. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

•	Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests through the risks and rewards of stock ownership in the Company.

2018 Proxy Statement	19

Compensation Discussion & Analysis

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee

• Establishes executive compensation philosophy

• Approves incentive compensation programs and target performance expectations for the annual incentive plan (AIP) and long-term incentive (LTI) awards

• Approves all compensation actions for the named executive officers, including base salary, target and actual AIP awards and LTI grants

All Independent Board Members	• Assess performance of the CEO
Independent Committee Consultant—FW Cook

• Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive compensation trends

• Participates in Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings

• Reports to the Compensation Committee, does not perform any other services for the Company and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

CEO and Management

• Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions with advice from FW Cook, as appropriate

• Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

Peer Group Selection and Market Data

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry survey data. The peer group is used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and as information on market practices, including share utilization and share ownership guidelines. We updated our peer group for 2017 compensation decisions in order to include current public company competitors and other publicly-traded software and services companies that better reflect our Company’s size and business model and that are companies with which the Company competes for talent.

For 2017 compensation decisions, the Compensation Committee utilized the peer group set forth below:

•	Acxiom Corporation

•	ARC Document Solutions, Inc.

•	Bottomline Technologies (de), Inc.

•	Broadridge Financial Solutions, Inc.

•	CoreLogic, Inc.

•	CSG Systems International, Inc.
•	DST Systems, Inc.

•	ePlus inc.

•	Euronet Worldwide, Inc.

•	FactSet Research Systems Inc.

•	Gartner, Inc.

•	Jack Henry & Associates, Inc.
•	Perficient, Inc.

•	Resources Connection, Inc.

•	The Advisory Board Company

•	The Dun & Bradstreet Corporation

•	Verint Systems Inc.

Based on data compiled by FW Cook at the time of the peer group review, our revenues, EBITDA and EBITDA margin were at the 42nd, 50th and 56th percentiles, respectively, in relation to the peer group.

20

Compensation Discussion & Analysis

As there is limited data on positions other than the CEO and CFO in the peer group data, the Compensation Committee also reviews data from national survey sources related to general industry when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys, and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

2017 Named Executive Officer Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data, and comparison to other Company executives. Based on these criteria, none of our named executive officers received annual salary increases in fiscal year 2017 following the Compensation Committee’s determination of base salary levels in October 2016 following our spin-off from RRD:

Name	2016 Base Salary	Increase (%)	2017 Base Salary
Daniel N. Leib	$700,000	0%	$700,000
Thomas F. Juhase	$441,000	0%	$441,000
David A. Gardella	$390,000	0%	$390,000
Jennifer B. Reiners	$325,000	0%	$325,000
Kami S. Turner	$260,000	0%	$260,000

Annual Incentive Plan (AIP)

The AIP is a cash bonus plan that incentivizes short-term (i.e., annual) financial and operational performance. The Compensation Committee reviews our target annual bonus opportunities by job level each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2017 was as follows:

Name	2017 Target Annual Incentive as Percent of Base Salary (%)	2017 Target Annual Incentive ($)
Daniel N. Leib	100%	$700,000
Thomas F. Juhase	100%	$441,000
David A. Gardella	65%	$253,500
Jennifer B. Reiners	50%	$162,500
Kami S. Turner	40%	$104,000

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the AIP. For 2017, the Compensation Committee established the following goals and payout levels under the AIP:

Goals	Weighting	Metric	Payout Range
Financial	75%	• Consolidated Non-GAAP Adjusted EBITDA (weighted 80%) • Consolidated Net Sales (weighted 20%)	50% - 200%
Non-Financial	25%	• Individual performance goals	0 - 100%

2018 Proxy Statement	21

Compensation Discussion & Analysis

The financial performance goals were based on the Company’s annual operating plan reviewed by our Board of Directors and may be adjusted, as the Compensation Committee shall deem reasonably necessary and appropriate, to avoid any increase or diminution in the opportunity conveyed by the awards that could result from:

•	(whether at the time of or subsequent to) any acquisition or disposition of any business or division (whether by merger, stock purchase or sale, sale or purchase of assets, or otherwise) made by the Company; or

•	other significant events that in the Compensation Committee’s judgment have caused an increase or diminution in the opportunity conveyed by the awards (including, but not limited to, significant regulatory or accounting changes or changes in foreign exchange rates).

Although the non-financial goals are a smaller component, the Compensation Committee believes that the non-financial goals based on individual performance are important “leading indicators” of financial performance and are especially important for a new company like ours to facilitate the transition to a stand-alone company and further the company’s growth objectives.

Financial Goals

The threshold, target and maximum performance and payout opportunities under the 2017 AIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below:

	Threshold	Target	Maximum	Actual	% of Target Achieved	Payout %
Achievement %	90%	100%	120%
Payout %	50%	100%	200%
Consolidated Non-GAAP Adjusted EBITDA ($ millions)	$153.9	$171.0	$205.2	$174.1	101.8%	109.1%
Consolidated Net Sales ($ millions)	$907.2	$1,008.0	$1,209.6	$1004.9	99.7%	98.5%

Weighted Average Payout for Financial Goals: 106.9%

Individual Performance

The Compensation Committee determined that corporate performance must first meet a threshold net sales requirement before any annual bonus awards under the AIP subject to individual non-financial performance goals would be paid to our NEOs. For 2017, the minimum threshold of $800 million in net sales was required to be met in order to fund the AIP incentive pool for our NEOs for deductibility purposes under Section 162(m). Once the incentive pool for NEOs was funded, the Compensation Committee considered the individual performance of each NEO and the NEO’s contributions in achieving the corporate objectives. Each NEO had four to five individual non-financial performance goals that help further key business objectives and were reviewed and approved by the Compensation Committee, such as strategy implementation, cultural change, effective transition from post-spin transition services agreements and achieving market share goals in business units.

Determination of 2017 Annual Cash Incentive Awards

The Compensation Committee determined the 2017 annual cash incentive awards for the NEOs using the following framework:

22

Compensation Discussion & Analysis

Based on the achievement of the 2017 financial and individual performance goals, the annual cash incentive awards paid to our NEOs for 2017 were as follows:

Name	Target Annual Cash Incentive Opportunity	Financial Metric			Individual Performance			Annual Cash Incentive Paid	% of Target
		75% of Target	Payout%	Subtotal	25% of Target	Payout%	Subtotal
Daniel N. Leib	$700,000	$525,000	106.9	$525,000	$175,000	96.0	$168,000	729,225	104.18
Thomas F. Juhase	$441,000	$330,750	106.9	$353,572	$110,250	96.0	$105,840	459,412	104.18
David A. Gardella	$253,500	$190,125	106.9	$203,224	$63,375	100	$63,375	266,619	105.18
Jennifer B. Reiners	$162,500	$121,875	106.9	$130,284	$40,625	100	$40,625	170,909	105.18
Kami S. Turner	$104,000	$78,000	106.9	$83,882	$26,000	100	$26,000	109,382	105.18

Long-Term Incentive Program

Each executive officer has an annual long-term equity incentive target grant denoted in terms of a dollar value, which is allocated between performance restricted stock, RSUs and stock options. Details on the types of equity awards granted to our NEOs in 2017 are provided in the table below.

Equity Award	Weighting	Rationale and Key Features
Performance Restricted Stock	40%

• In 2017, we granted performance-based restricted stock to our NEOs.

• Incentivize NEOs to achieve specific measurable financial goals over a three-year performance cycle.

• The number of restricted shares that are earned and vest at the end of the performance cycle range from 0% for below threshold performance to 150% of the target number of shares for maximum performance.

RSUs	40%

• Align pay and Company performance as reflected in our stock price.

• Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

• RSUs vest in one-third installments at the end of each of the first three years following grant, subject to continued employment.

Stock Options	20%

• Strongly align NEO and stockholder interests by having value only if the stock price increases over the term of the option.

• Stock options vest in quarterly installments at the end of each of the first four years following grant.

• Exercise price equals the common stock closing price on the date of the grant (i.e. fair market value).

2018 Proxy Statement	23

Compensation Discussion & Analysis

2017 Long-Term Incentive Awards

During 2017, the Compensation Committee approved the grant of the following annual performance restricted stock, RSUs and stock options to the NEOs. The table below shows the target number of restricted shares granted to each NEO, assuming target performance.

	Performance Restricted Stock(1)		RSU		Stock Options
Name	Target Award (#)	Target Value ($)	Award (#)	Target Value ($)	Award (#)	Target Value ($)
Daniel N. Leib	49,200	$1,100,000	49,200	$1,100,000	70,800	$550,000
Thomas F. Juhase	13,400	$300,000	13,400	$300,000	19,300	$150,000
David A. Gardella	13,400	$300,000	13,400	$300,000	19,300	$150,000
Jennifer B. Reiners	7,200	$160,000	7,200	$160,000	10,300	$80,000
Kami S. Turner	3,100	$70,000	3,100	$70,000	4,500	$35,000

1 For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (prior to the enactment of the Tax Cuts and Jobs Act), the NEOs were each granted the maximum number of shares of performance restricted stock (150% of the target number), but the number of shares that will actually vest will be based upon actual performance. Any shares of restricted stock that are not earned by the NEOs based on performance will be forfeited.

Performance Restricted Stock Awards

The performance measures and weightings for the 2017 performance restricted stock awards are as follows:

Performance Measures	Weighting	Description
Cumulative Free Cash Flow	70%

• Achievement is measured cumulatively over a three-year performance period (2017 – 2019)

• Payout scale ranges from 0% for below threshold performance to 50% for threshold performance to 100% for target performance to 150% for maximum performance

Cumulative Net Sales	30%	• When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum.

Other Compensation and Governance Matters

Benefit Programs

Donnelley Financial Solutions benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. NEOs are subject to the same eligibility requirements and are eligible to participate in the same health and welfare benefit programs that are offered to all other eligible employees. The options available under the Donnelley Financial Group Benefits Plan include health, dental, vision, life insurance, accidental death and dismemberment, and disability coverage.

As part of the overall compensation program, Donnelley Financial Solutions also provides certain executives, including certain of the NEOs, the following benefits:

•	Pension Plan: The Donnelley Financial Pension Plan is a defined benefit pension plan under which benefits were frozen at RRD as of December 31, 2011. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2011, and existing participants in the Pension Plan generally do not accrue benefits under such plan or the supplemental executive retirement plan.

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Compensation Discussion & Analysis

•	Supplemental Retirement Plan: The Donnelley Financial supplemental retirement plan, like the defined benefit pension plan, was frozen by RRD as of December 11, 2011 and is intended to be an extension of the Company’s qualified pension plan. This supplemental retirement plan takes into account compensation above limits imposed by the tax laws and is similar to programs found at many of the companies we compete with for talent. This benefit is available to Donnelley Financial executives, including the NEOs, who were participants before the plan was frozen. Approximately 90 (active and inactive) employees are covered by this plan.

•	Savings Plan: Under the Donnelley Financial Savings Plan, NEOs and generally all employees may contribute 1% to 85% of pay (up to the IRS contribution limit) as pre-tax, Roth 401(k), and/or after-tax contributions. The Company has instituted matching contributions to eligible participants’ 401(k) accounts, based upon Company performance. The 2017 plan year match equals 50% of each participant’s total pre-tax and Roth 401(k) contributions for the year, up to 3% of his or her pay (not to exceed the IRS compensation limit of $270,000).

•	Supplemental Insurance: Additional life and disability insurance enhances the value of Donnelley Financial’s overall compensation program. The premium cost for these additional benefits is included as taxable income for certain NEOs, and there is no tax gross-up on this benefit.

•	Deferred Compensation Plan: Prior to the Company’s spin-off from RRD in October 2016, RRD provided a select group of management or highly compensated employees the opportunity to defer the receipt of up to 50% of base salary or up to 90% of annual bonus, or both. The Donnelley Financial Deferred Compensation Plan is a continuation of the RRD Nonqualified Deferred Compensation Plan, and all deferrals and other benefits accrued by the NEOs under the RRD Plan continue under the terms of the Donnelley Financial Nonqualified Deferred Compensation Plan. Currently, the Donnelley Financial Nonqualified Deferred Compensation Plan is not accepting additional deferrals.

•	Financial Counseling: Mr. Leib is reimbursed for his financial counseling services expenses to provide him access to an independent financial advisor of his choice. The cost of these services, if utilized, is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.

•	Automobile Program: Mr. Leib receives a monthly automobile allowance that provides him with an opportunity to use his car for both business and personal use in an efficient manner. This allowance is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.

Tax Deductibility Policy

The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of our executive compensation programs. The Compensation Committee is cognizant of and will continue to consider the impact of the Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, and generally eliminated the exception for performance-based compensation effective for our 2018 tax year, on the Company’s executive compensation programs and design. While Donnelley Financial generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers to the maximum extent permitted under applicable law, including granting the Founders’ Awards on October 1, 2016 and the 2017 performance long-term incentive awards in the form of performance-based restricted stock to NEOs and making AIP awards subject to the 2017 annual performance goals thereunder, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of Donnelley Financial stockholders, even if amounts are not fully tax deductible.

Independence Assessment of Compensation Consultant

In November 2016, the Compensation Committee engaged FW Cook to provide compensation consultant services for the Compensation Committee’s decision-making process for 2017 and forward. FW Cook regularly attended Compensation Committee meetings and reported directly to the Compensation Committee, and not to management, on matters relating to the compensation of the executive officers and for directors. The Compensation Committee reviewed the work and services provided by FW Cook and considered the following factors to determine that (a) such services were provided on an independent basis and (b) no conflicts of interest exist. Factors considered by the Compensation Committee in its assessment include:

1.	Other services provided to Donnelley Financial by FW Cook;

2.	The fees to be paid by Donnelley Financial as a percentage of FW Cook’s total revenue;

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Compensation Discussion & Analysis

3.	FW Cook’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	Any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members;

5.	Whether any Donnelley Financial stock is owned by individual consultants involved in the engagement; and

6.	Any business or personal relationships between Donnelley Financial’s executive officers and FW Cook or the individual consultants involved in the engagement.

Corporate Governance Policies

Stock Ownership Guidelines: The Compensation Committee has established stock ownership guidelines for all executive officers and certain other executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, and thereby link their interests with those of its stockholders. These stock ownership guidelines provide that, within five years of becoming an executive, each executive must own (by way of shares owned outright and shares of unvested restricted stock and unvested restricted stock units, but not including unexercised stock options or performance share units other than the performance-based restricted stock Founders’ Awards granted on October 1, 2016) shares of Donnelley Financial common stock with a value of 5x base salary for the CEO, 3x base salary for the direct reports of the CEO and 1x base salary for all other officers covered by the policy. In the event an executive does not achieve or make progress toward the required stock ownership level, the Compensation Committee has the discretion to take appropriate action. As of March 29, 2018, all of the Donnelley Financial NEOs have made appropriate progress toward their ownership guidelines.

Clawback Policy: The Company maintains a clawback policy that requires reimbursement by an executive officer of incentive compensation when: (i) the individual was an executive officer at the time of the incentive compensation payment or award (or the vesting of such award); (ii) the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results reported in a report filed with the Securities and Exchange Commission, or the SEC, that were subsequently the subject of a restatement due to material noncompliance (other than as a result of a change in applicable accounting principles) of the Company, with any financial reporting requirement under the federal securities laws as a result of misconduct on the part of the officer from whom reimbursement is being sought; (iii) a lower payment or award would have been made to the executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results; and (iv) the incentive compensation payment or award or the vesting of such award occurred during the three-year period preceding the date on which the Company first disclosed that it is or will be required to prepare an accounting restatement.

The amount subject to reimbursement shall, subject to applicable law and regulations, be the portion of incentive compensation paid to or received by the executive officer for or during such three-year period that is greater than the amount that would have been paid or received had the financial results been properly reported. In addition, the Compensation Committee may cancel, in whole or in part, outstanding equity awards where the Compensation Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to a restatement.

Insider Trading and Window Period Policy and Prohibition on Hedging and Pledging: The Company’s insider trading policy for the Company’s employees, including executive officers and directors, provides that the Company’s executive officers and directors or their family members who live with them, their family members whose transactions in securities are directed by or subject to control or influence by them and members of their households, cannot engage in any transaction in Company securities (including purchases, sales, broker assisted cashless exercises of stock options and the sale of the common stock acquired pursuant to the exercise of stock options) without first obtaining the approval of the Company’s General Counsel.

Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The window period is generally defined as the period of time commencing on the second day after the public release by the Company of its quarterly and annual earnings information and ending on the last trading day of the then current fiscal quarter, but can be closed by the Company’s General Counsel at any time if the person seeking approval is in possession of material non-public information. The Company’s trading policy also clarifies the obligations of the Company’s officers, directors and employees with respect to securities law prohibitions against insider trading.

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Compensation Discussion & Analysis

In addition, the insider trading policy prohibits the Company’s executive officers, directors and employees from engaging in pledging securities, whether as collateral for a loan or otherwise, holding securities in a “margin account” at a broker dealer, conducting short sales, trading in publicly traded options, purchasing puts or calls, hedging or any similar transactions or arrangements with respect to Company securities or the securities of any other company while aware of material nonpublic information regarding that company.

Risk Assessment

The Compensation Committee, with the assistance of FW Cook, reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long term incentives, the type of performance metrics used, incentive plan payout leverage, the possibility that the plan designs could be structured in ways that might encourage gamesmanship, the avoidance of uncapped rewards, multi-year vesting for equity awards, the use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Donnelley Financial Solutions, Inc., on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the Company’s proxy statement to be filed in connection with the Company’s 2018 Annual Meeting of Stockholders.

Compensation Committee

Gary G. Greenfield, Chair

Nanci E. Caldwell

Charles D. Drucker

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Executive Compensation

2017 Summary Compensation Table

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer, or the NEOs, as of December 31, 2017. Prior to the Spin, Mr. Leib was a named executive officer of RRD and Mr. Juhase’s role at RRD was comparable to his position at the Company, and therefore information regarding their compensation for 2015 is included in the table below. Mr. Gardella, Ms. Reiners and Ms. Turner were not named executive officers of RRD, nor did they hold the same position at RRD, and therefore no 2015 compensation information for them is reported in the table below. The information set forth below for Mr. Leib and Mr. Juhase with respect to the year ended December 31, 2015 is historical RRD compensation, which has been provided by, or derived from information provided by, RRD and reflects compensation earned for services rendered to RRD. The information set forth below with respect to the year ended December 31, 2016 for all NEOs includes pre-Spin compensation received from RRD combined with post-Spin compensation received from the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Daniel N. Leib	2017	700,000	1,100,000	2,749,050	550,116	729,225	36,362	25,369	5,890,122
President and Chief Executive Officer	2016 2015	625,000 600,000	900,000 300,000	3,608,480 1,420,042	— —	226,570 170,000	14,896 —	22,785 25,327	5,397,731 2,515,469
Thomas F. Juhase	2017	441,000	227,436	748,725	149,961	459,412	151,682	5,085	2,183,301
Chief Operating Officer	2016 2015	425,250 420,000	196,529 75,000	858,200 302,144	— —	121,563 69,378	13,008 —	1,322 1,892	1,615,872 868,414
David A. Gardella	2017	390,000	375,000	748,725	149,961	266,619	13,873	4,833	1,949,011
Chief Financial Officer	2016	345,000	325,000	814,740	—	65,424	7,146	412	1,557,722
Jennifer B. Reiners	2017	325,000	300,000	400,065	80,031	170,909	39,471	4,905	1,320,381
General Counsel	2016	300,925	350,000	382,709	—	45,304	45,304	207	1,100,429
Kami S. Turner	2017	260,000	158,333	174,330	34,965	109,382	4,773	4,788	746,571
Chief Accounting Officer	2016	237,500	158,333	136,694	—	27,828	2,468	90	562,913

1 The amounts shown in this column for 2017 consist of (a) deferred cash awards granted under the RRD 2012 Performance Incentive Plan, or the RRD 2012 PIP, in March 2013, which vested on March 2, 2017 in the following amounts: Mr. Leib, $800,000; Mr. Juhase, $155,907; Mr. Gardella, $300,000; Ms. Reiners, $200,000 and Ms. Turner, $100,000, (b) deferred cash awards granted under the RRD 2012 PIP in March 2013, of which one-fourth vested on March 2, 2017 in the following amounts: Ms. Reiners, $25,000 and Ms. Turner, $12,500, (c) deferred cash awards granted under the RRD 2012 PIP in March 2014, of which one-third vested on January 1, 2017 in the following amounts: Mr. Leib, $300,000; Mr. Juhase, $71,529; Mr. Gardella, $75,000; Ms. Reiners, $50,000 and Ms. Turner, $33,333 and (d) deferred cash awards granted under the RRD 2012 PIP in March 2014, of which one-fourth vested on March 2, 2017 in the following amounts: Ms. Reiners, $25,000 and Ms. Turner, $12,500.

2 The amounts shown in this column constitute the aggregate grant date fair value of shares of performance restricted stock and restricted stock units granted during the fiscal year under the Company’s 2016 Performance Incentive Plan, or the 2016 PIP. The performance restricted stock shares were issued at 150% of target and will be cut back accordingly based upon actual performance levels. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the “Outstanding Equity Awards at Fiscal Year-End” table. The NEOs were granted awards with the following grant date fair values:

Type of Award	Daniel Leib	Thomas Juhase	David Gardella	Jennifer Reiners	Kami Turner
RSUs	$1,099,620	$299,490	$299,490	$160,920	$69,285
Performance Restricted Stock	$1,649,430	$449,235	$449,235	$239,145	$105,045

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Executive Compensation

3 The amounts shown in this column constitute the aggregate grant date fair value of shares of stock options granted during the fiscal year under the 2016 PIP. The amounts are valued using the Black-Scholes-Merton option pricing model in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the “Outstanding Equity Awards at Fiscal Year-End” table.

4 The amounts shown in this column constitute payments made under the Company’s Annual Incentive Plan, or the AIP (which is a subplan of the 2016 PIP). At the outset of the year, the Compensation Committee set performance criteria that were used to determine whether and to what extent the NEOs received payments under the AIP. See “Compensation Discussion and Analysis” for further information on the 2017 payments.

5 The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans.

6 Amounts in this column include the value of the following perquisites provided to the NEOs in 2017: For Mr. Leib, corporate automobile allowance of $16,800; $65 paid to providers of personal tax/financial advice and a $3,599 premium paid by the company for supplemental disability insurance. The Company does not provide a tax gross-up on these benefits. Mr. Juhase is able to use certain country clubs at which the company has a business purpose membership for his personal use, but to the extent that there is an incremental cost to the company, Mr. Juhase reimburses the company for such personal use. The amounts in this column also include premiums paid by the Company for group term life insurance for each NEO, (the Company does not provide a tax gross-up) in the following amounts: Mr. Leib, $207; Mr. Juhase, $387; Mr. Gardella, $135; Ms. Reiners, $207; and Ms. Turner, $90. The amounts in the column also include contributions made by the Company on behalf of each of the NEOs to the Company’s Savings Plan in the amount of $4,698.

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Executive Compensation

2017 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards under the AIP for our NEOs for performance during 2017, as established by the Compensation Committee in February 2017 under the AIP and; (ii) RSUs, restricted stock awards and options granted in March 2017 under the 2016 PIP, in each case to help retain the NEOs and focus their attention on building shareholder value.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel Leib	—	262,500	700,000	1,225,000	—	—	—	—	—	—	—
	3/2/2017	—	—	—	24,600	49,200	73,800	—	—	—	1,649,430
	3/2/2017	—	—	—	—	—	—	49,200	—	—	1,099,620
	3/2/2017	—	—	—	—	—	—	—	70,800	22.35	550,116
Thomas Juhase	—	165,375	441,000	771,750	—	—	—	—	—	—	—
	3/2/2017	—	—	—	6,700	13,400	20,100	—	—	—	449,235
	3/2/2017	—	—	—	—	—	—	13,400	—	—	299,490
	3/2/2017	—	—	—	—	—	—	—	19,300	22.35	149,961
David Gardella	—	95,063	253,500	443,625	—	—	—	—	—	—	—
	3/2/2017	—	—	—	6,700	13,400	20,100	—	—	—	449,235
	3/2/2017	—	—	—	—	—	—	13,400	—	—	299,490
	3/2/2017	—	—	—	—	—	—	—	19,300	22.35	149,961
Jennifer Reiners	—	60,938	162,500	284,375	—	—	—	—	—	—	—
	3/2/2017	—	—	—	3,600	7,200	10,800	—	—	—	239,145
	3/2/2017	—	—	—	—	—	—	7,200	—	—	160,920
	3/2/2017	—	—	—	—	—	—	—	10,300	22.35	80,031
Kami Turner	—	39,000	104,000	182,000	—	—	—	—	—	—	—
	3/2/2017	—	—	—	1,550	3,100	4,650	—	—	—	105,045
	3/2/2017	—	—	—	—	—	—	3,100	—	—	69,285
	3/2/2017	—	—	—	—	—	—	—	4,500	22.35	34,965

1 Consists of potential payouts under the AIP for performance during 2017, calculated based on the NEO’s salary and bonus target as of December 31, 2017. In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the “2017 Summary Compensation Table.” See “Compensation Discussion and Analysis” for further information on these payments.

2 Consists of shares of restricted stock awarded under the 2016 PIP. The restricted stock is subject to a performance targets based on achievement of cumulative free cash flow (weighted 70%) and cumulative net sales (weighted 30%) goals over a three year performance period beginning January 1, 2017 and ending December 31, 2019. The minimum target must be reached in order for the holder to be entitled to receive any shares. From 50% to 150% of the number of target restricted stock shares granted may be earned depending upon performance versus specified target levels. After the performance period, the earned restricted stock shares will be released from restrictions. The restricted stock shares were issued at 150% of the target number and will be cut back based upon performance levels accordingly. The restricted stock shares have full voting rights and accrue dividends which are payable only upon vesting. See “Compensation Discussion and Analysis” for further information and “Potential Payments Upon Termination or Change in Control.”

3 Consists of RSUs awarded under the 2016 PIP. Each RSU is equivalent to one share of Company common stock. The awards vest one-third on each of the first through third anniversaries of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. See “Potential Payments Upon Termination or Change in Control.”

4 Consists of stock options awarded under the 2016 PIP. The stock options vest one-fourth on each of the first through fourth anniversaries of the grant date and expire on the tenth anniversary of the grant date. See “Potential Payments Upon Termination or Change in Control.”

5 Grant date fair value with respect to the RSUs and restricted stock is determined in accordance with ASC Topic 718. Grant date fair value with respect to the options is determined using the Black-Scholes-Merton option pricing model to in accordance with ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. See “Outstanding Equity Awards at Fiscal Year-End.”

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Executive Compensation

Outstanding Equity Awards at 2017 Fiscal Year-End

The table below shows (i) each grant of stock options of Donnelley Financial that are unexercised and outstanding, (ii) the aggregate number of unvested Donnelley Financial restricted stock units and shares of unvested Donnelley Financial restricted stock awards that are no longer subject to performance conditions and (iii) shares of unvested restricted stock awards that are subject to performance conditions, each of which are outstanding for the NEOs as of December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Daniel Leib	0	70,800	22.35	3/2/2027	229,481	4,472,585	49,200	958,908
Thomas Juhase	0	19,300	22.35	3/2/2027	58,578	1,141,685	13,400	261,166
David Gardella	0	19,300	22.35	3/2/2027	55,378	1,079,317	13,400	261,166
Jennifer Reiners	0	10,300	22.35	3/2/2027	22,663	441,702	7,200	140,328
Kami Turner	0	4,500	22.35	3/2/2027	8,623	168,062	3,100	60,419

1 Represents stock options awarded on March 2, 2017 under the 2016 PIP. The stock options vest one-fourth on each of the first through fourth anniversaries of the grant date.

2 The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock awards and RSUs over shares of Donnelley Financial common stock that are set forth in the above table.

Vesting Date	Daniel Leib	Thomas Juhase	David Gardella	Jennifer Reiners	Kami Turner
3/2/2018*	42,831	13,129	11,502	2,399	1,033
10/1/2018	44,177	11,707	11,707	7,731	2,761
3/2/2019	81,893	17,567	15,994	2,399	1,033
10/1/2019	44,178	11,707	11,707	7,732	2,762
3/2/2020	16,402	4,468	4,468	2,402	1,034

* Certain NEOs also received the following number of RRD and LSC Communications, Inc., or LSC, RSUs, respectively, in connection with equity conversions in connection with the Spin that vested on March 2, 2018: Mr. Leib, 3,333 and 1,250; Mr. Juhase, 1,669 and 626 and Mr. Gardella, 1,082 and 406.

3 Assumes a closing price per share of $19.49 on December 29, 2017, the last trading day of the fiscal year.

4 Represents performance based restricted stock awarded on March 2, 2017 under the 2016 PIP, assuming target performance achievement. The restricted stock is subject to a performance targets based on achievement of cumulative free cash flow (weighted 70%) and cumulative net sales (weighted 30%) goals over a three year performance period beginning January 1, 2017 and ending December 31, 2019. The minimum target must be reached in order for the holder to be entitled to receive any shares. From 50% to 150% of the number of target restricted stock shares may be earned depending upon performance versus specified target levels. After the performance period, the earned restricted stock shares will be released from restrictions. The restricted stock shares were issued at 150% of target number and will be cut back based upon performance levels accordingly. Restricted stock awards accrue dividends which are payable only upon vesting. All shares are forfeited if the performance target is not met. If employment terminates by reason of death or disability, a pro rata portion of the unvested portion of the shares of restricted stock shall vest and become payable, based on the attainment of each performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place. If employment terminates other than for death or disability, the unvested portion of the restricted stock will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See “Compensation Discussion and Analysis” for further information on the performance restricted stock awards and “Potential Payments Upon Termination or Change in Control.”

5 Assumes target performance achievement of the performance restricted stock awards (100% payout of the target number of shares of restricted stock) and a price per share of $19.49 on December 29, 2017, the last trading day of the fiscal year.

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Executive Compensation

Option Exercises and Stock Vested Table

The following table shows information regarding the value of options exercised and restricted stock, and restricted stock units which vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel Leib	N/A	N/A	22,654	506,317
Thomas Juhase	N/A	N/A	3,266	72,995
David Gardella	N/A	N/A	2,383	53,260
Jennifer Reiners	N/A	N/A	N/A	N/A
Kami Turner	N/A	N/A	N/A	N/A

1 This column includes shares of Donnelley Financial common stock resulting from the vesting of Company RSUs that were issued to certain NEOs in connection with the conversion of RSUs granted by RRD in 2013 and 2014 and converted to Donnelley Financial RSUs subject to time-based vesting at the time of the Spin. The conversion of the 2013 and 2014 RRD RSUs in connection with the Spin also resulted in the following number of RSUs of RRD and LSC, respectively: Mr. Leib, 24,083 and 9,031; Mr. Juhase, 4,848 and 1,817 and Mr. Gardella, 3,166 and 1,817, that vested on March 2, 2017. This column also includes shares of Donnelley Financial common stock resulting from the vesting of Company RSUs that were issued to certain NEOs in connection with the conversion of PSUs granted by RRD in 2015 (for which performance through September 30, 2016 was certified by the RRD Human Resources Committee, with performance achievement of 54.1% of target), and converted to Donnelley Financial RSUs subject to time-based vesting at the time of the Spin that vested on December 31, 2017.

2 Value realized on vesting of Company RSUs is the fair market value on the date of vesting, based on the closing price of Donnelley Financial common stock as reported by the New York Stock Exchange. For Donnelley Financial RSUs resulting from the conversion of 2014 RRD PSUs, reflects a price per share of Donnelley Financial of $19.49 on December 29, 2017 (the last trading day of the fiscal year). The actual future value to be realized may differ from the amount shown based on the closing price of Company common stock on the date the shares are actually delivered.

Pension Benefits

In connection with the Spin, the Company adopted defined benefit pension plans for Donnelley Financial employees, or the Donnelley Financial Qualified Retirement Plans, that are substantially similar to those maintained by RRD (including with respect to being frozen for future benefit accruals), and assets and liabilities of Donnelley Financial allocated employees and former employees were transferred to, and assumed by, such Donnelley Financial pension plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement.

Generally, effective December 31, 2011, RRD froze benefit accruals under all of its then existing Federal income tax qualified U.S. defined benefit pension plans, or collectively the RRD Qualified Retirement Plans, that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the RRD Qualified Retirement Plans. Thereafter, the RRD Qualified Retirement Plans were merged into one RRD Qualified Retirement Plan and generally no new participants will enter this plan. Before the RRD Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under a qualified pension plan is limited by law. The RRD Qualified Retirement Plan was funded entirely by RRD, and the Donnelley Financial Qualified Retirement Plan is funded entirely by the Company, with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the RRD Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan, or the RRD SERP or the Donnelley Financial SERP, as applicable. Prior to a change in control of the Company, the Donnelley Financial SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the RRD Qualified Retirement Plans and, therefore the subsequent Donnelley Financial Qualified Retirement Plans, were frozen as of December 31, 2011, generally no additional benefits will accrue under the Donnelley Financial Qualified Retirement Plans or the related Donnelley Financial SERP.

32

Executive Compensation

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor.

See Note 10 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Donnelley Financial Qualified Retirement Plan and the Donnelley Financial SERP set forth in the table below.

2017 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel Leib	Pension Plan	7	$104,665	—
	SERP	7	$126,437	—
Thomas Juhase	Pension Plan	21	$398,073	—
	SERP	21	$614,454	—
David Gardella	Pension Plan	20	$74,417	—
	SERP	20	$9,816	—
Jennifer Reiners	Pension Plan	15	$241,546	—
	SERP	15	$16,946	—
Kami Turner	Pension Plan	3	$25,191	—
	SERP	3	$0	—

1 The number of years of credited service was frozen effective December 31, 2011, when benefit accruals at RRD were frozen.

Nonqualified Deferred Compensation

In connection with the Spin, we adopted deferred compensation benefits for Donnelley Financial employees that are substantially similar to those maintained by RRD and assets and liabilities of Donnelley Financial allocated employees and the assets of certain former Donnelley Financial allocated employees were transferred to, and assumed by, such Donnelley Financial deferred compensation plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement. We determined not to offer eligible employees the opportunity to make deferrals for 2017 and will determine in our discretion whether to offer such deferral opportunities in later years. In addition, we maintain a number of now-frozen deferred compensation plans, which will remain frozen.

The 2017 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution on the latter of the first day of the year following the year in which the NEO’s employment with the Company terminates or the six-month anniversary of such termination unless the NEO elects that a distribution be made three years after a deferral under certain circumstances.

In addition to participating in the Deferred Compensation Plan, Mr. Juhase also participated in a now-frozen deferred compensation plan that was established for employees in RRD’s Financial Business Unit. The plan was frozen and no additional deferrals were allowed after March 1, 2009. Dollars in the plan are credited with interest only at the annual t-bill rate. Upon a Separation from Service from the Company without cause or for retirement, the balance of the participant’s deferred compensation account is distributed within the 60-day period beginning on the second anniversary of the Separation from Service. If the Separation from Service is due to death or disability, the balance of the deferred compensation account is distributed within 60 days of the event.

2018 Proxy Statement	33

Executive Compensation

2017 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel Leib
Deferred Compensation Plan	—	—	10,667	—	51,228
Thomas Juhase
Deferred Compensation Plan	—	—	43,639	—	350,287
Legacy Financial Business Unit Deferred Compensation Plan	—	—	9,020	—	460,035
David Gardella
Deferred Compensation Plan	—	—	—	—	—
Jennifer Reiners
Deferred Compensation Plan	—	—	48,535	—	278,395
Kami Turner
Deferred Compensation Plan	—	—	—	—	—

1 Amounts in this column with respect to the Deferred Compensation Plan are not included in the 2017 Summary Compensation Table because the amounts do not reflect above-market earnings.

Potential Payments Upon Termination or Change in Control

This section describes the payments that would have been received by the NEOs upon termination of his or her employment at December 31, 2017. The amount of these payments would have depended upon the circumstances of their termination, which include termination by Donnelley Financial without Cause, termination by Mr. Leib for Good Reason, other voluntary termination by the employee, death, disability, or termination without Cause or termination by the NEO for Good Reason following a Change in Control (as defined in the applicable document) of Donnelley Financial. Mr. Leib is party to an employment agreement with the Company and Mr. Juhase, Mr. Gardella, Ms. Reiners and Ms. Turner are subject to the Company’s Executive Severance Plan. The information in this section is based upon the employment arrangements as in effect as of December 31, 2017. This information is presented to illustrate the payments the NEOs would have received from the Company under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

Termination Other than after a Change in Control

Mr. Leib’s employment agreement and the Executive Severance Plan provide for payments of certain benefits, as described below, upon termination of employment both before and after a Change in Control (as defined in the 2016 PIP). The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of Mr. Leib under his Mr. Leib’s employment agreement and each other NEO under the Executive Severance Plan is an understanding of the definition of ‘Cause’ and ‘Good Reason’ that is used in the agreement and the Executive Severance Plan, as applicable.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, we have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, an NEO is generally said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the applicable NEO duties that represent a material diminution of his or her duties or responsibilities, reduce his or her compensation or generally require that any NEO’s principal office be located more than seventy-five miles from his or her primary work location of employment or, in the case of Mr. Leib, materially breach his employment agreement.

34

Executive Compensation

Under Mr. Leib’s employment agreement, a termination by the Company without Cause or by Mr. Leib for Good Reason are generally referred to as a “Qualifying Termination.” Under the Executive Severance Plan, resignation or the NEOs other than Mr. Leib (i) other than during the period which is three months prior to or two years following a Change in Control, or the CIC Termination Period, termination without Cause and (ii) during a CIC Termination Period, termination without Cause or termination by the NEO for Good Reason are referred to as a “Qualifying Termination.”

Mr. Leib’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of the benefits described below, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. Mr. Leib’s employment agreement and the Executive Severance Plan also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth therein, following the NEO’s termination of employment.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2017.

Termination after a Change in Control

None of our NEOs are entitled to tax gross-ups upon any termination, including after a Change in Control.

Potential Payment Obligations Under Mr. Leib’s Employment Agreement or the Executive Severance Plan upon Termination of Employment of an NEO or upon a Change in Control

The following tables set forth our payment obligations under Mr. Leib’s employment agreement and the Executive Severance Plan under the circumstances specified upon a termination of the employment of our NEOs or upon a Change in Control. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in “Pension Benefits and Nonqualified Deferred Compensation”.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination, termination after a Change in Control or after a Change in Control.

Disability or Death—All NEOs are entitled to pension benefits upon death or disability according to the terms of the Company’s pension plan. Mr. Leib’s employment agreement provides that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, Mr. Leib is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for his benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees. Additionally, all unvested equity awards (other than PSUs or performance restricted stock which will vest pro rata) held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration—Pursuant to the terms of his employment agreement, upon a Qualifying Termination, equity awards issued to Mr. Leib on or prior to December 31, 2019 are generally subject to the following treatment: (i) immediate vesting of all outstanding time-based equity awards, (ii) for a Qualifying Termination prior to a Change in Control, performance-based equity will continue to vest and be paid after the end of the applicable performance period based on actual performance as though no Qualifying Termination had occurred, (iii) upon a Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (iv) upon a Qualifying Termination during the CIC Termination Period, performance-based equity will vest at target as of the date of the Qualifying Termination. For all equity awards issued to Mr. Leib on or following January 1, 2020, (i) upon a Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (ii) upon a Qualifying Termination during the CIC Termination Period, time-based equity awards will vest in full and performance-based equity will vest at target as of the date of the Qualifying Termination.

2018 Proxy Statement	35

Executive Compensation

Each NEO, including Mr. Leib, is generally entitled to immediate vesting of all outstanding equity awards issued prior to January 1, 2017 upon a Change in Control (as defined in the applicable performance incentive plan) under the terms of such performance incentive plan. For equity awards issued after January 1, 2017, for NEOs other than Mr. Leib, pursuant to the Executive Severance Plan (or the applicable award agreement), (i) upon a Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (ii) upon a Qualifying Termination during the CIC Termination Period, all unvested equity awards will vest in full. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason, if applicable, or termination for Cause. Treatment of equity upon death or disability is discussed above in “Disability or Death.”

Value of accelerated equity is the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 29, 2017 (the last trading day of the fiscal year) of $19.49.

Health Care Benefits—Mr. Leib’s employment agreement and the Executive Severance Plan generally provide that upon a Qualifying Termination, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination until the end date of an enumerated period following the NEO’s date of termination. For Mr. Leib, this period is 24 months; for all other NEOs, this period is 12 months prior to a Change in Control and 18 months after a Change in Control, in each case after such resignation or termination. In the event of resignation other than for Good Reason, if applicable, or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

The tables below show estimates of the benefits potentially payable to each NEO, assuming that termination or any Change in Control took place on December 31, 2017.

36

Executive Compensation

Mr. Leib, the Company’s president and chief executive officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)	Resignation for other than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash:
Severance	2,800,000(1)	0	3,500,000(2)	0	—(3)	—
Pro Rata Bonus	700,000(4)	0	700,000(4)	0	—(5)	—(5)
Equity(6)(7):
Restricted Stock/Restricted Stock Units	4,472,585(8)	0	4,472,585(8)	3,513,677(9)	4,472,585(10)	4,472,585(10)
Performance Restricted Stock	0(11)	0	958,908(12)	0(13)	319,636(14)	319,636(14)
Benefits and Perquisites:(15)
Supplemental Disability Insurance	—	—	—	—	2,050,005(16)	—
Total:	7,972,585	0	9,631,493	3,513,677	6,842,226	4,792,221

1 Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

2 Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period, and a lump sum payment equal to .5x the sum of his base salary and target bonus, paid on the 60th day following termination.

3 Mr. Leib is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4 Mr. Leib is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is reflected at target for purposes of this table.

5 Pursuant to the terms of the AIP, Mr. Leib is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6 Options are not included in this table as, to the extent options held by Mr. Leib would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

7 Assumes price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

8 All unvested time-based equity awards held by Mr. Leib will vest immediately upon Qualifying Termination under the terms of his employment agreement.

9 All unvested equity awards granted prior to January 1, 2017 held by Mr. Leib will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of the grant). Unvested time-based equity awards granted after January 1, 2017 remain outstanding upon a Change in Control.

10 All unvested time-based equity awards held by Mr. Leib will immediately vest upon disability or death pursuant to the terms of the applicable award agreements. Mr. Leib would also receive $30,997 and $18,938, respectively, in connection with the accelerated vesting of RRD and LSC restricted stock units received in connection with the Spin, assuming a price per share on December 29, 2017 of $9.30 for RRD shares and $15.15 for LSC shares.

11 All unvested performance-based equity awards held by Mr. Leib will continue to vest and be paid after the end of the applicable performance period based on actual performance as though no Qualifying Termination had occurred under the terms of his employment agreement.

12 All unvested performance-based equity awards held by Mr. Leib will vest at target as of the date of the Qualifying Termination after a Change in Control under the terms of his employment agreement.

13 All unvested performance-based equity awards granted after January 1, 2017 held by Mr. Leib will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control. Mr. Leib does not hold any equity awards still subject to performance-based vesting conditions granted prior to January 1, 2017.

14 Per the terms of the award agreement, Mr. Leib’s performance restricted stock award granted in February 2017 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table).

15 Except as disclosed, Mr. Leib receives the same benefits that are generally available to all salaried employees upon disability or death.

16 Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Leib in excess of the amount generally available to all salaried employees.

2018 Proxy Statement	37

Executive Compensation

Mr. Juhase, the Company’s chief operating officer, would be entitled to the following:

	Termination Without Cause ($)	Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash:
Severance	1,323,000(1)	0	1,323,000(1)	0	—(2)	—
Pro Rata Bonus	441,000(3)	0	441,000(3)	0	—(4)	—(4)
Deferred Cash	420,000(5)	0	420,000(6)	420,000(6)	0(7)	0(7)
Equity(8):
Restricted Stock/Restricted Stock Units	0	0	1,141,685(10)	880,519(11)	1,141,685(12)	1,141,685(12)
Performance Restricted Stock	0	0	261,166(13)	—(14)	87,055(15)	87,055(15)
Benefits and Perquisites:(16)
Post-Termination Health Care	961	0	1,442	0	—	—
Total:	2,184,961	0	3,588,293	1,300,519	1,228,740	1,228,740

1 Mr. Juhase is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2 Mr. Juhase is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3 Mr. Juhase is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

4 Pursuant to the terms of the AIP, Mr. Juhase is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

5 The unvested portion of a cash retention award, or the 2016 Cash Retention Award, awarded in March 2016 and vesting on October 1, 2019 would vest and become payable in full upon termination without cause pursuant to the terms of the award agreement. The Company assumed Mr. Juhase’s 2016 Cash Retention Award as part of the Spin.

6 The 2016 Cash Retention Award will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of grant of the award) under the terms of the plan.

7 The 2016 Cash Retention Award would be forfeited pursuant to the terms of the award.

8 Options are not included in this table as, to the extent options held by Mr. Juhase would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

9 Assumes price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

10 All unvested time-based equity awards held by Mr. Juhase will vest immediately upon Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

11 All unvested equity awards granted prior to January 1, 2017 held by Mr. Juhase will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of the grant). Unvested time-based equity awards granted after January 1, 2017 remain outstanding upon a Change in Control.

12 All unvested time-based equity awards held by Mr. Juhase will immediately vest upon disability or death pursuant to the terms of the applicable award agreements. Mr. Juhase would also receive $15,522 and $9,484, respectively, in connection with the accelerated vesting of RRD and LSC restricted stock units received in connection with the Spin, assuming a price per share on December 29, 2017 of $9.30 for RRD shares and $15.15 for LSC shares.

13 All unvested performance-based equity awards held by Mr. Juhase are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

14 All unvested performance-based equity awards granted after January 1, 2017 held by Mr. Juhase will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control. Mr. Juhase does not hold any equity awards still subject to performance-based vesting conditions granted prior to January 1, 2017.

15 Per the terms of the award agreement, Mr. Juhase’s performance restricted stock award granted in February 2017 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table).

16 Except as disclosed, Mr. Juhase receives the same benefits that are generally available to all salaried employees upon disability or death.

38

Executive Compensation

Mr. Gardella, the Company’s chief financial officer, would be entitled to the following:

	Termination Without Cause ($)	Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash:
Severance	643,500(1)	0	965,250(2)	0	—(3)	—
Pro Rata Bonus	253,500(4)	0	253,500(4)	0	—(5)	—(5)
Equity(6)(7):
Restricted Stock/Restricted Stock Units	0	0	1,079,317(8)	818,151(9)	1,079,317(10)	1,079,317(10)
Performance Restricted Stock	0	0	261,166(11)	—(12)	87,055(13)	87,055(13)
Benefits and Perquisites:(14)
Post-Termination Health Care	8,647	0	12,971	0	—	—
Total:	905,647	0	2,572,204	818,151	1,166,372	1,166,372

1 Mr. Gardella is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2 Mr. Gardella is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3 Mr. Gardella is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4 Mr. Gardella is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5 Pursuant to the terms of the AIP, Mr. Gardella is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6 Options are not included in this table as, to the extent options held by Mr. Gardella would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

7 Assumes price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

8 All unvested time-based equity awards held by Mr. Gardella will vest immediately upon Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9 All unvested equity awards granted prior to January 1, 2017 held by Mr. Gardella will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of the grant). Unvested time-based equity awards granted after January 1, 2017 remain outstanding upon a Change in Control.

10 All unvested time-based equity awards held by Mr. Gardella will immediately vest upon disability or death pursuant to the terms of the applicable award agreements. Mr. Gardella would also receive $10,072 and $6,151, respectively, in connection with the accelerated vesting of RRD and LSC restricted stock units received in connection with the Spin, assuming a price per share on December 29, 2017 of $9.30 for RRD shares and $15.15 for LSC shares.

11 All unvested performance-based equity awards held by Mr. Gardella are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

12 All unvested performance-based equity awards granted after January 1, 2017 held by Mr. Gardella will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control. Mr. Gardella does not hold any equity awards still subject to performance-based vesting conditions granted prior to January 1, 2017.

13 Per the terms of the award agreement, Mr. Gardella’s performance restricted stock award granted in February 2017 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table).

14 Except as disclosed, Mr. Gardella receives the same benefits that are generally available to all salaried employees upon disability or death.

2018 Proxy Statement	39

Executive Compensation

Ms. Reiners, the Company’s general counsel, would be entitled to the following:

	Termination Without Cause ($)	Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash:
Severance	487,500(1)	0	731,250(2)	0	—(3)	—
Pro Rata Bonus	162,500(4)	0	162,500(4)	0	—(5)	—(5)
Deferred Cash	0	0	185,000(6)	185,000(6)	185,000(7)	185,000(7)
Equity(8):
Restricted Stock/Restricted Stock Units	0	0	441,702(10)	301,373(11)	441,702(12)	441,702(12)
Performance Restricted Stock	0	0	140,328(13)	—(14)	46,776(15)	46,776(15)
Benefits and Perquisites:(16)
Post-Termination Health Care	4,330	0	6,495	0	—	—
Total:	654,330	0	1,667,275	486,373	673,478	673,478

1 Ms. Reiners is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2 Ms. Reiners is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3 Ms. Reiners is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4 Ms. Reiners is entitled to a lump sum payment equal to her pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5 Pursuant to the terms of the AIP, Ms. Reiners is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6 Cash awards granted in 2014, 2015 and 2016 to Ms. Reiners will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of grant of the award) under the terms of the plan.

7 The full value of the cash awards granted to Ms. Reiners in 2014, 2015 and 2016 would each vest and become payable upon death or disability pursuant to the terms of the applicable award agreements.

8 Options are not included in this table as, to the extent options held by Ms. Reiners would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

9 Assumes price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

10 All unvested time-based equity awards held by Ms. Reiners will vest immediately upon Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

11 All unvested equity awards granted prior to January 1, 2017 held by Ms. Reiners will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of the grant). Unvested time-based equity awards granted after January 1, 2017 remain outstanding upon a Change in Control.

12 All unvested time-based equity awards held by Ms. Reiners will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

13 All unvested performance-based equity awards held by Ms. Reiners are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

14 All unvested performance-based equity awards granted after January 1, 2017 held by Ms. Reiners will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control. Ms. Reiners does not hold any equity awards still subject to performance-based vesting conditions granted prior to January 1, 2017.

15 Per the terms of the award agreement, Ms. Reiners’ performance restricted stock award granted in February 2017 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table).

16 Except as disclosed, Ms. Reiners receives the same benefits that are generally available to all salaried employees upon disability or death.

40

Executive Compensation

Ms. Turner, the Company’s chief accounting officer, would be entitled to the following:

	Termination Without Cause ($)	Resignation or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash:
Severance	364,000(1)	0	546,000(2)	0	—(3)	—
Pro Rata Bonus	104,000(4)	0	104,000(4)	0	—(5)	—(5)
Deferred Cash	0	0	107,500(6)	107,500(6)	107,500(7)	107,500(7)
Equity(8):
Restricted Stock/Restricted Stock Units	0	0	168,062(10)	107,643(11)	168,062(12)	168,062(12)
Performance Restricted Stock	0	0	60,419(13)	—(14)	20,140(15)	20,140(15)
Benefits and Perquisites:(16)
Post-Termination Health Care	946	0	1,418	0	—	—
Total:	468,946	0	987,399	215,143	295,702	295,702

1 Ms. Turner is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2 Ms. Turner is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3 Ms. Turner is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4 Ms. Turner is entitled to a lump sum payment equal to her pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5 Pursuant to the terms of the AIP, Ms. Turner is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6 Cash awards granted in 2014, 2015 and 2016 granted to Ms. Turner will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of grant of the award) under the terms of the plan.

7 The full value of the cash awards granted to Ms. Turner in 2014, 2015 and 2016 would each vest and become payable upon death or disability pursuant to the terms of the applicable award agreements.

8 Options are not included in this table as, to the extent options held by Ms. Turner would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

9 Assumes price per share of $19.49 on December 29, 2017 (the last trading day of the fiscal year).

10 All unvested time-based equity awards held by Ms. Turner will vest immediately upon Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

11 All unvested equity awards granted prior to January 1, 2017 held by Ms. Turner will vest immediately upon a Change in Control (as defined in the 2016 PIP in effect at the time of the grant). Unvested time-based equity awards granted after January 1, 2017 remain outstanding upon a Change in Control.

12 All unvested time-based equity awards held by Ms. Turner will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

13 All unvested performance-based equity awards held by Ms. Turner are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

14 All unvested performance-based equity awards granted after January 1, 2017 held by Ms. Turner will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control. Ms. Turner does not hold any equity awards still subject to performance-based vesting conditions granted prior to January 1, 2017.

15 Per the terms of the award agreement, Ms. Turner’s performance restricted stock award granted in February 2017 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table).

16 Except as disclosed, Ms. Turner receives the same benefits that are generally available to all salaried employees upon disability or death.

2018 Proxy Statement	41

Executive Compensation

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Leib, the Company’s Chief Executive Officer, to the annual total compensation of the employee identified at median of our Company (other than our CEO), or the Pay Ratio Disclosure.

For 2017, our last completed fiscal year:

•	the annual total compensation of our median employee was $61,499;

•	the annual total compensation of our CEO was $5,890,122; and

•	Based on this information, for 2017, the estimated ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 96 to 1.

To identify our median employee, we used the following methodology: We collected the payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis, as of October 1, 2017. We annualized the compensation of all permanent employees who were hired by the Company between January 1 and October 1, 2017 for such period. We applied an exchange rate as of October 1, 2017, to convert all international currencies into U.S. dollars. We used W-2 compensation components (determined for the period from January 1, 2017 through October 1, 2017), or the international equivalent, as our consistently applied compensation measure to identify our median employee.

Using this methodology, we determined that the median employee was a non-exempt, full-time employee located in the U.S. with annual total compensation of $61,499 for 2017, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the same method used to determine our CEO’s 2017 annual total compensation in the Summary Compensation Table), which includes base pay, overtime pay, bonus and the Company’s matching contribution to that employee’s 401(k) plan, as well as the change in pension value during 2017 under the Company’s qualified Pension Plan.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

42

Executive Compensation

Director Compensation

The Company’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Corporate Responsibility & Governance Committee periodically reviews directors’ compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders, however, if any director joins the Board of Directors on a date other than the date of the annual meeting of stockholders, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted.

Our directors are subject to stock ownership guidelines.

Cash Retainer

The base cash retainer is equal to $80,000, and a director may also receive, as applicable, the following additional cash retainer amounts:

Chairman of the Board	$50,000
Chairman of the Audit Committee	$20,000
Chairman of the Compensation Committee	$20,000
Chairman of the Corporate Responsibility & Governance Committee	$15,000

Effective as of February 13, 2018, any director serving on more than one committee shall also be entitled to an additional Cash Retainer of $5,000 for each additional committee service.

Equity Retainer

The equity retainer is paid in the form of a grant of RSUs with a fair market value of $110,000 for 2017 (increased to $120,000 effective as of February 13, 2018). The Chairman of the Board will receive an additional equity retainer with a fair market value of $50,000. Fair market value is defined as the closing price of the Company’s common stock on the date of grant. Each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date, provided that the RSUs will vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the applicable performance incentive plan) if prior to the first anniversary of the grant date. Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award becomes payable.

Non-Employee Director Compensation

Directors who are our employees receive no additional fee for their service as a director. Non-employee directors receive compensation as described above.

2018 Proxy Statement	43

Executive Compensation

2017 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Luis Aguilar	80,000	110,000	0		190,000
Nanci Caldwell	80,000	110,000	0		190,000
Richard Crandall	130,000	160,000	4,608	(3)	294,608
Charles Drucker	80,000	110,000	0		190,000
Gary Greenfield	100,000	110,000	0		210,000
Lois Martin	100,000	110,000	0		210,000
Oliver Sockwell	95,000	110,000	10,578	(3)	215,578

1 The amounts shown in this column constitute the base cash retainer plus any additional cash retainer for serving as chairperson of the board or committees as set forth above under “Cash Retainer.”

2 The amounts shown in this column constitute the restricted stock units granted under the Company’s 2016 PIP as payment of the non-employee director equity retainer calculated as set forth above under “Equity Retainer.” Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. As of December 31, 2017, each director had outstanding the following aggregate number of RSUs: Mr. Aguilar, 4,871; Ms. Caldwell, 4,871; Mr. Crandall, 51,833 (includes all RRD RSUs converted into Company RSUs in connection with the Spin); Mr. Drucker, 4,871; Mr. Greenfield, 4,871; Ms. Martin, 4,871 and Mr. Sockwell, 62,549 (includes all RRD RSUs converted into Company RSUs in connection with the Spin).

3 Includes interest accrued on dividend equivalents on restricted stock awards credited to each director’s account.

44

Certain Transactions

The Company has a written policy relating to the approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board, by a majority vote. Related persons include any of our directors, certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year, all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the chairman of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

Relationship Between RRD and US

Since the Spin, we and RRD have operated separately, each as an independent, publicly traded company. In connection with the Spin, RRD retained an approximately 19.25% common stock ownership interest in us until June 21, 2017, when RRD completed the sale of approximately 6.1 million shares of the Company’s common stock, resulting in RRD retaining only 0.1 million shares, which were subsequently sold by RRD on August 4, 2017. As of June 21, 2017, RRD ceased to be a “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC). When RRD was a related party, agreements existed between RRD and us for purposes of governing our ongoing relationships after the Spin and to provide for an orderly transition. These agreements, described in this section, were entered into by us and RRD prior to the Spin. All of the following summaries of the agreements are qualified in their entirety by reference to the agreements that were filed prior to the Spin.

Spin Agreements

Separation and Distribution Agreement

On September 14, 2016, we entered into a Separation and Distribution Agreement with RRD and LSC, or the Separation and Distribution Agreement, which set forth our agreements with RRD and LSC regarding the principal transactions necessary to separate us from RRD.

The Separation and Distributions. The Separation and Distribution Agreement provided for assets to be transferred, liabilities to be assumed and contracts to be assigned to each of us, LSC and RRD as part of the separation of RRD into three companies. The Separation and Distribution Agreement also provided for certain actions to occur at or prior to the Spin and the distribution of LSC common stock. The Separation and Distribution Agreement also governed distribution of 80.75% of the outstanding shares of our common stock and 80.75% of the outstanding shares of LSC common stock.

2018 Proxy Statement	45

Certain Transactions

Certain Covenants. The Separation and Distribution Agreement also continues to govern the solicitation or hiring of RRD, LSC or Donnelley Financial employees from each other, the use of corporate names and cooperation and assistance between the parties.

Employee Matters. The employee matters section of the Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefits plans and programs and other related matters in connection with the Spin.

The section governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, including the treatment of certain outstanding long-term incentive awards, existing deferred compensation obligations, pension and retirement plans and certain health, welfare and other benefits obligations. The Separation and Distribution Agreement also provided that outstanding RRD share options, restricted stock unit, PSU and director stock unit awards were adjusted equitably in connection with the Spin.

Releases and Indemnification. Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party releases and forever discharges each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred, or to have failed to occur or any conditions existing or alleged to have existed on or before the Spin. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin pursuant to the Separation and Distribution Agreement or any ancillary agreement or to ordinary course trade payables and receivables. In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of RRD’s business and LSC’s business with RRD and LSC, respectively. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses arising out of or otherwise in connection with the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement, and any breach by such party of the Separation and Distribution Agreement.

Further Assurances. Each of the parties agrees to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

Legal Matters Each party to the Separation and Distribution Agreement assumes the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters.

Dispute Resolution. In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties and such other representatives as the parties designate will negotiate to resolve any disputes among the parties. If the parties are unable to resolve the dispute in this manner within 45 days then, unless agreed otherwise by the parties, the parties will submit the dispute to mediation for an additional period of 30 days. If the parties are unable to resolve the dispute in this manner, the dispute will be resolved through binding arbitration. Except in the case of fraud or willful misconduct, the indemnity remedies provided in the Separation and Distribution Agreement shall be the exclusive remedy for any monetary damages, although the parties will be able to seek specific performance of the Separation and Distribution Agreement in a judicial proceeding.

Insurance. The Separation and Distribution Agreement provides for the rights of the parties to report claims under existing insurance policies written by non-affiliates of RRD for occurrences prior to the Spin and set forth procedures for the administration of insured claims. In addition, the agreement allocates among the parties the right to insurance policy proceeds based on reported claims and the obligations to incur deductibles under certain insurance policies.

Other Matters Governed by the Separation and Distribution Agreement. The Separation and Distribution Agreement also provides for management of contingent assets and contingent liabilities.

46

Certain Transactions

Tax Disaffiliation Agreement

On September 14, 2016, we entered into a Tax Disaffiliation Agreement with RRD, or the Tax Disaffiliation Agreement, that governs RRD’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

Following the Spin, we generally do not join with RRD in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, RRD is generally responsible for all of our U.S. federal, state, local and other applicable income taxes reflected on a consolidated, combined or unitary return that include RRD or one of its subsidiaries (viewed after the Spin date). We are generally responsible for all taxes that are attributable to us or one of our subsidiaries that are not referred to in the preceding sentence.

Finally, the Tax Disaffiliation Agreement requires that neither we nor any of our subsidiaries take any action that (or fail to take any action the omission of which) would be inconsistent with the Spin qualifying as or that would preclude the Spin from qualifying as a transaction that is generally tax-free to RRD and the holders of RRD common stock for U.S. federal income tax purposes.

Additionally, for the two-year period following the Spin, we may not engage in certain activities that may jeopardize the tax-free treatment of the Spin to RRD and its stockholders, unless we receive RRD’s consent or otherwise obtain a ruling from the Internal Revenue Service, or the IRS, or a legal opinion, in either case reasonably satisfactory to RRD, that the activity will not alter the tax-free status of the Spin to RRD and its stockholders. Such restricted activities include:

•	taking any action that would result in our ceasing to be engaged in the active conduct of our business, with the result that we are not engaged in the active conduct of a trade or business within the meaning of certain provisions of the Code;

•	redeeming or otherwise repurchasing any of our outstanding stock, other than through certain stock purchases of widely held stock on the open market;

•	amending our Certificate of Incorporation (or other organizational documents) in a manner that would affect the relative voting rights of separate classes of our capital stock, or that would convert one class of our capital stock into another class of our capital stock;

•	liquidating or partially liquidating;

•	merging with any other corporation (other than in a transaction that does not affect the relative stockholding of our stockholders), selling or otherwise disposing of (other than in the ordinary course of business) our assets, or taking any other action or actions if such merger, sale, other disposition or other action or actions in the aggregate would have the effect that one or more persons acquire (or have the right to acquire), directly or indirectly, as part of a plan or series of related transactions, assets representing one-half or more our asset value; and taking any other action or actions that in the aggregate would have the effect that one or more persons acquire (or have the right to acquire), directly or indirectly, as part of a plan or series of related transactions, capital stock of ours possessing (i) at least 50% of the total combined voting power of all classes of stock or equity interests of ours entitled to vote, or (ii) at least 50% of the total value of shares of all classes of stock or of the total value of all equity interests of ours, other than an acquisition of our shares in the Spin solely by reason of holding RRD common stock (but not including such an acquisition if such RRD common stock, before such acquisition, was itself acquired as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares of our stock meeting the voting and value threshold tests listed previously in this bullet).

Moreover, we must indemnify RRD and its subsidiaries, officers and directors for any taxes of RRD arising from a final determination that the Spin failed to be generally tax-free to RRD and the holders of RRD common stock for U.S. federal income tax purposes, if such taxes result from a violation of the restrictions set forth above.

2018 Proxy Statement	47

Certain Transactions

Patent Assignment and License Agreement

We entered into a Patent Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the patents that we and RRD use in conducting our businesses.

This agreement assigned certain patents and patent applications to us. We and RRD granted licenses to one another to use certain patents in connection with our respective businesses. The licenses are generally perpetual and royalty-free. In certain circumstances, we and RRD have a limited right to grant non-exclusive sub-licenses or assign the agreement to certain third parties but otherwise the agreement contains sub-licensing and assignment restrictions.

Trademark Assignment and License Agreement

We entered into a Trademark Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the trademarks that we and RRD use in conducting our businesses.

This agreement assigned certain trademarks and trademark applications to us. We and RRD granted licenses to one another to use certain trademarks in connection with our respective businesses. Some of the licenses are perpetual, and others are for a limited duration to allow us to transition out of the use of the trademarks in a commercially reasonable manner, in each case subject to certain termination triggers. The licenses to the trademarks are generally royalty-free.

This agreement includes quality control provisions governing the trademarks that each party licenses to the other. In addition, the agreement contains restrictions on us with respect to filing trademark applications that are identical or confusingly similar to any trademark owned by RRD.

In certain circumstances, we and RRD have a limited right to grant non-exclusive sub-licenses or assign the agreement to certain third parties, but otherwise the agreement contains sub-licensing and assignment restrictions.

Data Assignment and License Agreement

We entered into a Data Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the data that we and RRD use in conducting our businesses.

This agreement assigned to us sole ownership rights with respect to certain existing data, and joint ownership rights with respect to certain other existing data. We granted licenses to RRD to use, for certain purposes, certain data rights that RRD assigned to us. The licenses are generally perpetual and royalty-free. In certain circumstances, RRD has a limited right to grant non-exclusive sub-licenses to certain third parties, but otherwise the agreement contains sub-licensing and assignment restrictions. We and RRD also agree not to disclose confidential data to third parties except in specific circumstances.

Software, Copyright and Trade Secret Assignment and License Agreement

We entered into a Software, Copyright and Trade Secret Assignment and License Agreement with RRD that provides for licensing and other arrangements regarding the ownership of certain copyrights that we use in our business, the trade secrets that we and RRD use in conducting our businesses, and for ownership, licensing and other arrangements regarding certain software that we and RRD use in conducting our businesses.

This agreement assigned rights with respect to certain copyrights and software to us. We and RRD granted licenses to one another to use certain software and trade secrets in connection with our respective businesses. The licenses are generally perpetual and royalty-free. In certain circumstances, we and RRD have a limited right to grant nonexclusive sub-licenses to certain third parties, but otherwise the agreement contains sublicensing and assignment restrictions. We and RRD also agree not to disclose each other’s trade secrets to third parties except in specific circumstances.

48

Certain Transactions

Transition Services Agreements

We entered into an agreement relating to transition services with RRD under which, in exchange for the fees specified in such agreements, RRD agrees to provide certain services to us and we agree to provide certain services to RRD, including, but not limited to, such areas as tax, information technology, treasury, internal audit, human resources, accounting, purchasing, communications, security and compensation and benefits. We and RRD, as parties receiving services under the agreements, agreed to indemnify the party providing services for losses (including reasonably foreseeable consequential damages, but excluding special, consequential, indirect, punitive damages, other than special, consequential, indirect, punitive damages awarded to any third party against an indemnified party) incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or bad faith. Similarly, each party providing services under the agreement agreed to indemnify the party receiving services for losses incurred by such party where such losses result from gross negligence, willful misconduct or bad faith of the party providing such services. The terms for each transition service are set forth in the applicable transition services agreement, but do not exceed 24 months from the date of the Spin.

Other Arrangements and Agreements with RRD

We have also entered into a number of commercial and other arrangements with RRD and its subsidiaries. These include, among other things, arrangements for the provision of services, including global outsourcing and logistics services, printing and binding, digital printing, composition and access to technology. The terms of such commercial arrangements are 15-24 months, depending on the services. We and RRD provide each other with standard commercial indemnification. RRD is a client of ours following the Spin and utilizes financial communication software and services we provide to all of our clients.

2018 Proxy Statement	49

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2017 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met in a timely matter.

Report of the Audit Committee

Management has the primary responsibility for preparing the Company’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal financial controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2017, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee

Lois M. Martin, Chair

Gary G. Greenfield

Oliver R. Sockwell

50

The Company’s Independent Registered Public Accounting Firm

Fees

Audit Fees—Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the year ended December 31, 2017. Total fees paid to Deloitte for audit services rendered during 2017 were $2,000,415.

Audit-Related Fees—Total fees paid to Deloitte for audit-related services rendered during 2017 were $209,000. Audit-related fees reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements. These services primarily included IT attestation services and acquisition due diligence services.

Tax Fees—No fees were paid to Deloitte for tax services rendered during 2017.

All Other Fees—No other fees were paid to Deloitte for any other services rendered during 2017.

Audit Committee Pre-Approval Policy—The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided, as noted above, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

2018 Proxy Statement	51

Submitting Stockholder Proposals and Nominations for 2019 Annual Meeting

Any proposals that stockholders wish to present at the 2019 Annual Meeting must be received by December 15, 2018 in order to be considered for inclusion in the Company’s proxy materials. The 2019 Annual Meeting is currently scheduled to be held on May 30, 2019.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2019 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 24, 2019, the first anniversary of the 2018 Annual Meeting (January 24 to February 23, 2019). If the meeting date for the 2019 Annual Meeting is later scheduled to be on a day more than 30 days prior to or 30 days later than May 24, 2019, stockholders are allowed to submit a notice of nomination or proposal any time before the later of 1) 90 days before the meeting or 2) the tenth day following notice of the annual meeting.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2018 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation and ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Jennifer B. Reiners, Secretary

Chicago, Illinois, April 13, 2018

52

Appendix A

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

For the Twelve Months Ended

December 31, 2017
GAAP net earnings (loss)	$ 9.7
Adjustments
Income tax expense	46.5
Interest expense-net	42.9
Investment and other income-net	(0.1)
Depreciation and amortization	44.5
Restructuring, impairment and other charges-net	7.1
Share-based compensation expense	6.8
Spin-off related transaction expenses	16.5
Acquisition-related expenses	0.2
Total Non-GAAP adjustments	164.4
Non-GAAP adjusted EBITDA	$ 174.1
Net sales	$1,004.9
Non-GAAP adjusted EBITDA margin %	17.3%

Donnelley Financial Solutions, Inc.

Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	2017	2016
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$91.4	$106.0
Less: capital expenditures	27.8	26.2
Free cash flow	$63.6	$79.8

2018 Proxy Statement	A-1

ANNUAL MEETING OF DONNELLEY FINANCIAL SOLUTIONS, INC.
Date:	May 24, 2018
Time:	10:00 A.M. (Central Time)
Place:	The University of Chicago Gleacher Center 450 North Cityfront Plaza Drive, Chicago, Illinois 60611

Please make your marks like this: ☒ Use dark black pencil or pen only The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1: Election of Directors
	For	Against	Abstain
01 Daniel N. Leib	☐	☐	☐
02 Lois M. Martin	☐	☐	☐
03 Charles D. Drucker	☐	☐	☐
04 Gary G. Greenfield	☐	☐	☐
05 Oliver R. Sockwell	☐	☐	☐

	For	Against	Abstain

2: Advisory Vote to Approve Executive Compensation	☐	☐	☐

3: Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Donnelley Financial Solutions, Inc.

Stockholders to be held on Thursday, May 24, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To
www.proxypush.com/DFIN		866-509-1046
• Cast your vote online. • View Meeting Documents.	OR MAIL	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned appoints David A. Gardella and Jennifer B. Reiners, or any of them, each with the power of substitution, and each are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Donnelley Financial Solutions, Inc. to be held on May 24, 2018 or at any postponement or adjournment thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS: FOR DANIEL N. LEIB, FOR LOIS M. MARTIN, FOR CHARLES D. DRUCKER, FOR GARY G. GREENFIELD, FOR OLIVER R. SOCKWELL, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

All votes must be received by 11:59 P.M., Eastern Time, May 23, 2018.
PROXY TABULATOR FOR DONNELLEY FINANCIAL SOLUTIONS, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Donnelley Financial Solutions, Inc. Annual Meeting of Stockholders May 24, 2018, 10.00 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints David A. Gardella and Jennifer B. Reiners (the “Named Proxies”), and each of them, as proxies for the undersigned, with full power of substitution, to vote, as designated on the reverse side, the shares of common stock of Donnelley Financial Solutions, Inc., a Delaware corporation, the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, on Thursday, May 24, 2018 at 10.00 a.m. (Central Time) and all adjournments or postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  Elect 5 Directors;

2.  To approve, on an advisory basis, the Company’s executive compensation;

3.  To vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

4.  Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The 5 directors standing for re-election are: Daniel N. Leib, Lois M. Martin, Charles D. Drucker, Gary G. Greenfield and Oliver R. Sockwell.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐